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                                                                     EXHIBIT 3.1

Restated as of March 9, 1993, as amended August 10, 1995



                    NATIONAL CONVENIENCE STORES INCORPORATED
                                RESTATED BY-LAWS



                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS

         Section 1. The annual meeting of the stockholders of the Company shall be held on the fourth Thursday of October in each year, at ten o'clock a.m., at the offices of the Company in the City of Houston, Texas, or at such other place, within or without the State of Texas, as may be stated in the notice of meeting, for the purposes of electing directors and of transacting such other business as may properly come before the meeting. If the day designated herein is a legal holiday, the annual meeting shall be held on the first succeeding day which is not a legal holiday. If for any reason the annual meeting shall not be held on the day designated herein, the Board of Directors shall cause the annual meeting to be held as soon thereafter as may be convenient.

         Section 2. Special meetings of the stockholders may be called at any time only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) the Executive Committee of the Board of Directors, if any, pursuant to a resolution adopted by a majority of such committee (whether or not there exist any vacancies on such committee), or (iii) the President.

         Section 3. Every special meeting of the stockholders shall be held at such place within or without the State of Texas as the Board of Directors or Executive Committee (if any) may designate, or, in the absence of such designation, at the offices of the Company in the City of Houston, State of Texas.

         Section 4. Written notice of every meeting of the stockholders shall be given by the Secretary of the Company to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail not less than ten nor more than sixty days prior to the day fixed for the meeting addressed to each stockholder at his address



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appearing on the books of the Company or supplied by him to the Company for the purpose of notice.

         Section 5. The Board of Directors may fix a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting. The Board of Directors shall not close the books of the Company against transfers of shares during the whole or any part of such period.

         Section 6. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors or Executive Committee (if any) in favor of such person or persons as the Board of Directors or Executive Committee (if any) may select.

         Section 7. Except as otherwise provided by law or by the Certificate of Incorporation of the Company, as from time to time amended, or by these By-laws, holders of a majority of the outstanding shares of stock of the Company entitled to vote thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by vote of the majority of the shares so represented in person or by proxy at the meeting entitled to vote thereat. The stockholders present at any duly convened meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 8. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called.

         Section 9. (a) Nominations of candidates for election as Directors at any meeting of stockholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting.

         (b) Nominations by the Board of Directors shall be made by notice in writing delivered to the Secretary of the Company not fewer than 45 days prior to the date of an Election Meeting. At the request of the Secretary, each proposed nominee shall





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provide the Corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's proxy statement soliciting proxies for the election of such nominee as a Director.

         (c) If the Election Meeting is an annual meeting of stockholders, any stockholder who intends to make a nomination at such Election Meeting shall deliver a written notice to the Secretary no later than 45 days prior to the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, which notice shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are beneficially owned by each nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the Commission, in a proxy statement soliciting proxies for the election of such nominee as a director. Such notice shall include a signed consent to serve as a Director of the Company, if elected, of each such nominee.

         If the Election Meeting is not an annual meeting of stockholders, the notice referred to in the preceding paragraph shall be delivered to the Company no later than five business days after the date of the Company's proxy statement utilized in connection with such meeting.

         (d) In the event that a person is validly designated as a nominee in accordance with paragraph (b) or (c) of this Section and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery not fewer than five business days prior to the date of an Election Meeting of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to paragraph (b) or (c) of this Section, as the case may be, had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.





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         (e)  If the chairman of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of this Section, such nomination shall be void.


                                  ARTICLE II.

                               BOARD OF DIRECTORS

         Section 1. The business, affairs and property of the Company shall be managed by the Board of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), but shall not be greater than eight. The directors whose terms of office are classified in the manner set forth in the Restated Certificate of Incorporation, as amended, shall be elected for terms of three years each. Directors of the class whose terms of office are expiring shall be elected by the stockholders at an annual meeting and shall hold office for a term of three years and until their successors are elected and qualified. A director need not be a resident of the State of Texas or a stockholder of the Company.

         Section 2. Any vacancy in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office (as provided herein) or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and the director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

         Section 3. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings.

         Section 4. Special meetings of the Board of Directors shall be held whenever called by the President, by five directors or by resolution adopted by the Board of





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Directors, at such place or places within or without the State of Texas as may be stated in the notice of the meeting.

         Section 5. Written notice of the time and place of all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director either personally or by mail or telegraph at least two days before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting without objecting thereto. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. A majority of the number of directors fixed by the By-Laws shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these By-Laws, all questions shall be decided by a vote of a majority of the directors present.

         Section 7. Any director may be removed solely for cause at any special meeting of stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. The notice calling such meeting shall give notice of the intention to act upon such matter and the cause upon which the action is based, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by a vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.


                                  ARTICLE III.

                              EXECUTIVE COMMITTEE

         The Board of Directors may, by resolution adopted by a majority of the whole Board, designate three or more of its number to constitute an Executive Committee which committee, during intervals between meetings of the Board, shall have and exercise the authority of the Board of Directors in the management of the business of the Company to the extent permitted by law.





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                                  ARTICLE IV.

                                    OFFICERS

         Section 1. The officers of the Company shall consist of a President, Secretary, Treasurer and such Vice Presidents and other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

         Section 2. All officers shall hold office until their successors are elected or appointed, except that the Board of Directors may remove any officer at any time at its discretion.

         Section 3. The officers of the Company shall have such powers and duties as generally pertain to their offices, except as modified hereby or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The President shall be the Chief Executive Officer and shall preside at meetings of the Board and at meetings of the stockholders.


                                   ARTICLE V.

                             CERTIFICATES OF STOCK

         The shares of stock of the Company shall be represented by certificates of stock, signed by the President or such Vice President or other officer designated by the Board of Directors, countersigned by the Treasurer or the Secretary; and if such certificates of stock are signed or countersigned by a corporate transfer agent and/or a corporate registrar of this Company, such signature of the President, Vice President, or other officer, such countersignature of the Treasurer or Secretary, or any of them, may be executed in facsimile, engraved or printed. In case of any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Company with the same effect as if the officer had not ceased to be such at the date of its issue. Said certificates of stock shall be in such form as the Board of Directors may from time to time prescribe. So long as the restrictions





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set forth in Article V of the Restated Certificate of Incorporation shall not have lapsed, all certificates of stock shall bear a conspicuous legend as follows:


         "THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE V. OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION WHICH ARTICLE IS REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE."


                                  ARTICLE VI.

                                      SEAL

         The seal of the Company shall be in such form as the Board of Directors shall prescribe.


                                  ARTICLE VII.

                                INDEMNIFICATION

         Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment),





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against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VII, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 2. If a claim under Section 1 of this Article VII is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances





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because he has met the applicable standard of conduct set forth in the Delaware
General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 4. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust and other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


                                 ARTICLE VIII.

                                   AMENDMENTS

         In addition to any other vote required by law, the affirmative vote of the stockholders entitled to cast at least seventy-five percent (75%) of the votes which all stockholders are entitled to cast shall be required to amend, alter or repeal, or to adopt any By-Law inconsistent with, Article II, Section 1 of these By-Laws or this Article VIII. Subject to the foregoing, the By-Laws may be altered, amended, added to or repealed by the stockholders at any annual or special meeting, by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast, and the power to alter, amend, add to or repeal these By-Laws is also vested in the Board of Directors, acting by a majority vote of the whole Board at any regular or special meeting of the Board of Directors.





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